January 18, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

File Number 000-21369

Dear Sirs/Madams:

We have read Item 4.01 of A Clean Slate, Inc.’s Form 8-K/A (Amendment No. 1) dated January 18, 2011 and we agree with the statements made concerning our firm.

Yours truly,